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                                                                       EXHIBIT 5

                                 April 25, 1997



Board of Directors
The Sports Club Company, Inc.
11100 Santa Monica Blvd., Suite 300
Los Angeles, CA  90025

        Re:      The Sports Club Company, Inc. 1994
                 -- Stock Incentive Plan Registration Statement on Form S-8

Dear Board Members:

        We have acted as counsel to The Sports Club Company, Inc., a Delaware Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued or have been issued pursuant to The Sports Club Company, Inc. 1994 Stock Incentive Plan (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock to be originally issued pursuant to and in accordance with the terms of the Plan or the Agreements, when issued pursuant thereto and in accordance therewith, hereafter originally issued will be duly and validly issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        KINSELLA, BOESCH, FUJIKAWA & TOWLE, LLP

                                        By:      /s/ Joseph P. Bartlett
                                                 -------------------------------
                                                     JOSEPH P. BARTLETT